CUSIP # 33901XAA6
Series 2001-1
Statement to Noteholders
Fleet Home Equity Loan Trust
Libor :
Class A Note Rate:
Payment Date:
Interest Period:
Due Period:
Number of days in
1.9487500
February 20, 2002
1.7387500

the respective meanings set forth in the Sale and Servicing Agreement.
other information is presented based on the aggregate amount for the Trust. All capitalized terms used herein shall have
Certain information is presented on the basis of an original principal amount of $1,000 per Series 2001-1 Note. Certain of principal and interest, for the benefit of the Fleet Home Equity Loan Trust, Series 2001-1 Noteholders.
Association, as Indenture Trustee, the Servicer is required to prepare certain information each month, including distributions
Fleet Home Equity Loan Trust 2001-1, as the Trust, Fleet Home Equity Loan LLC, as Depositor and U.S. Bank National
Under the Sale and Servicing Agreement dated as of May 15 2001 between Fleet National Bank, as Seller and Servicer,
January, 2002
Interest Period:
January 17, 2002
Libor Determination Date:
01/22/2002 - 02/19/2002
28
$6,362.61
B. Cumulative Charge-Off Amounts
A. Cut-Off Date Pool Principal Balance
Pool Balance:
$747,195,197.32
I.
C. Pool Principal Balance at beginning of Due Period
$607,201,417.75
$6,362.61
$31,741,143.44
$15,036,828.84
G. Pool Principal Balance at end of Due Period
F. Additional Balances (Draws) conveyed to the Trust during the related Due Period
E. Aggregate amount of Principal Collections received during the related Due Period
D. Charge-Off Amounts incurred during the related Due Period
$590,490,740.54
H. Number of Mortgage Loans outstanding at beginning of related Due Period
18,221
I. Number of Mortgage Loans outstanding at end of related Due Period
17,794
III.
C. Class A Note Principal Balance after all distributions on the Payment Date
A. Original Class A Note Principal Balance
II.
B. Class A Note Principal Balance at beginning of Due Period
Note Balance :
Invested Amount after all distributions on the Payment Date
$747,195,000.00
$590,490,543.22
$603,465,244.44
$586,754,567.23
Collections:
A. Aggregate amount of Interest Collections received during the related Due Period
$2,900,681.96
B. Class A Interest Collections received during the related Due Period
$2,900,681.09
C. Class A Principal Distribution Amount received during the related Due Period
$16,710,677.21
D. Net Recoveries received during the related Due Period
$0.00
E. Insurance Policy Draw Amount (x+y):
$0.00
(x) Excess of Interest Distribution for the Class A Notes over Class A Interest
$0.00
Collections
$0.00
(y) Guaranteed Principal Distribution Amount
IV.
Distributions:
V.
A. Premium Amount paid to the Insurer on the Payment Date
$49,366.81
C. Interest Distribution for the Class A Notes paid on the Payment Date
D. Outstanding Interest Carryover Shortfall remaining after all distributions on the
$947,335.67
$0.00
B. Interest Distribution payable
$947,335.67
Payment Date
Modified Loans:
$0.00
$0.00
$0.00
J. Distributable Excess Spread
$0.00
I. Excess O/C Amount
$0.00
H. O/C Reduction Amount
G. O/C Amount after all distributions on the Payment Date
E. Excess Spread
$3,735,975.99
F. Specified O/C Amount
B. Aggregate Credit Limit of Mortgage Loans modified on a cumulative basis
A. Aggregate Principal Balance of Mortgage Loans modified after giving effect
Three Month Rolling Average
N. Amount paid to the Transferor in respect of the Transferor Interest
M. LIBOR Interest Carryover Shortfall remaining
L. LIBOR Interest Carryover Shortfall balance paid on the Payment Date
K. Any other amounts paid to the Insurer pursuant to the Insurance Agreement
C. Weighted average of Credit Limits at the end of Due Period after giving
D. Weighted average Margin at the end of Due Period after giving effect to
$11,029,355.67
$20,273,913.00
$85,807.23
$1,636,183.00
$1,636,182.13
O. Amount actually distributed to Class A Noteholders in respect of principal
$16,710,677.21
VI.
VII.
$0.00
$3,735,975.99
to the modifications
after giving effect to modifications
effect to modifications
modifications
0.251%
3.43%
Replaced Loans:
A. Purchase Prices
B. Substitution Adjustment
C. Transferor Deposit Amounts
Weighted Averages:
A. Weighted average of the Loan Rates at end of related Due Period
B. Weighted average of the Loan Rate Cap at end of related Due Period
C. Weighted average Margin at end of related Due Period
Delinquent Accounts:
A. 30-59 days delinquent
B. 60-89 days delinquent
C. 90+ days delinquent
D. REO Properties *
# of Accounts
Principal Balance
E. Foreclosures *
$0.00
$0.00
$0.00
9
$689,386.20
0
$0.00
5
$330,334.95
14
$565,524.01
17.975%
0.251%
5.002%
F. Bankruptcies *
VIII.
IX.
X.
$1,010,387.67
31
$303,956.30
7
* certain accounts may be included in both this line item and delinquent balances
G. Six Month Rolling Average
0.09%
Rapid Amortization:
A. Has a Rapid Amortization Event occurred?
B. What was the Rapid Amortization Event?
N/A
No
XI.
Allocations to Certificateholders (for each $1,000 of original principal):
A. Aggregate amount of Principal Collections received during the related Due Period
C. Interest Distribution for the Class A Notes paid on the Payment Date
D. Class A Note Principal Balance after all distributions on the Payment Date
$1.27
$785.28
$42.48
B. Interest Distribution payable
$1.27
XII.
FLEET NATIONAL BANK as Servicer
By:
Jeffrey A. Lipson
Vice President
/s/ JEFFREY A. LIPSON